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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement of Alliant Techsystems, Inc. on Form S-4 of our report dated May 9, 2001 (August 6, 2001 as to the last paragraph of Note 18 and Note 19), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Minneapolis, MN
August 6, 2001